NEWS RELEASE

Contact: Michael C. Crapps, President & CEO, First Community Corporation, 951-2265 or
                             J. Thomas Johnson, Chairman & CEO, DutchFork
                             Bancshares, Inc.
                             (803) 321-3200



           FIRST COMMUNITY CORPORATION AND DUTCHFORK BANCSHARES, INC.
                             APPROVE PENDING MERGER


      Lexington, South Carolina, September 1, 2004 - First Community Corporation (Nasdaq: FCCO) and DutchFork Bancshares, Inc. (Nasdaq: DFBS) jointly announced today that their shareholders overwhelmingly approved their pending merger at meetings held yesterday. The merger is expected to close on or about October 1, 2004, subject to receipt of all regulatory approvals.

      First Community Corporation is the holding company for First Community Bank which operates seven banking offices in the Midlands of South Carolina with an eighth office currently under construction. DutchFork Bancshares, Inc. is the holding company for Newberry Federal Savings Bank, which operates three banking locations in Newberry County, South Carolina.

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